                                   AMENDMENT NO. 1
                                          TO
                                      EXHIBIT A
                        (AS AMENDED THROUGH DECEMBER 1, 1997)
                                          TO
                                 CUSTODIAN AGREEMENT
                                       BETWEEN
                            FORTIS INCOME PORTFOLIOS, INC.
                                         AND
                           FIRST BANK NATIONAL ASSOCIATION


NAME OF SERIES                                              EFFECTIVE DATE
--------------                                              --------------

Fortis U.S. Government Securities Fund                      March 21, 1992

    10139190 Fortis Income U.S. Gov't
    10139195 Fortis Income U.S. Gov't Segregated

Fortis Strategic Income Fund                                December 1, 1997


                                         A-1